SCHEDULE OF OMITTED
                                 PROMISSORY NOTE


The Company has also entered into an additional Promissory Note which is substantially identical to the following Promissory Note in all material respects except as to the company, interest rate and amount. Listed below are the material details in which such documents differ from the document filed as part of this exhibit.

               Company                  Interest Rate               Amount
---------------------------------    --------------------      -----------------

CAX La Casa Blanca, L.L.C.                   7.92%                $3,840,000.00

                                                        PPM Loan No. 99-0087- AZ

                                 PROMISSORY NOTE


$6,270,000.00                                                   January 19, 2000

         1. Promise to Pay. FOR VALUE RECEIVED, the undersigned, CAX RANCHO MIRAGE, L.L.C., a Delaware limited liability company, ("Maker") hereby promises to pay to the order of JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan corporation, its successors or assigns ("Noteholder"), the principal sum of Six Million Two Hundred Seventy Thousand and No/100ths Dollars ($6,270,000.00), with interest on the unpaid principal balance thereof from the date hereof until maturity at the rate of Seven and 86/100ths percent (7.860%) per annum ("Interest Rate"), both principal and interest being payable as hereinafter provided in lawful money of the United States of America at 225 West Wacker Drive, Suite 1200, Chicago, Illinois 60606 or at such other place as from time to time may be designated by Noteholder. Interest shall be calculated and paid on the basis of a 30-day month and 360-day year.

         2. Payments. A payment of interest only on the unpaid principal balance of this Note shall be due and payable in advance on the date hereof in an amount equal to interest accrued from and including the date hereof through January 31, 2000. Maker agrees to pay Noteholder monthly installment payments of Fifty-One Thousand Eight Hundred Ninety-Nine and 81/100 Dollars ($51,899.81) of principal and interest on the first (1st) day of March, 2000 and on the same day of each succeeding month through and including the first (1st) day of February, 2020 (the "Maturity Date"), on which date all unpaid principal and interest, together with any other sums due under the terms of this Note, shall be due and payable.

         3. Treatment of Payments. All payments of principal, interest, late charges (as described below), and prepayment premium (as described below), if any, due under this Note shall be paid to Noteholder by wire transfer or check or immediately available funds to such bank or place, and in such other manner, as Noteholder may from time to time designate. If such payment is received by 2:00 p.m., such payment will be credited to Maker's account as of the date on which received. If such payment is received after 2:00 p.m., such payment will be credited to Maker's account on the business day next following the date on which received. Each installment payment under this Note shall be applied first to the payment of any cost or expense for which Maker is liable hereunder or under the other Loan Documents, including any unpaid late charge, then to accrued interest and the remainder to the reduction of unpaid principal. Time is of the essence as to all payments hereunder.

         4. Late Charges. If any monthly installment of principal and/or interest is not paid in full on or before the tenth day of the month in which such payment is due, then a charge for late payment ("Late Charge") in the amount of five percent (5%) of the amount of such installment shall be immediately assessed and shall be immediately due and payable by Maker. The parties hereby recognize that the Late Charge is a reasonable approximation of an actual loss difficult to estimate. Maker's failure to collect such Late Charge shall not constitute a waiver of Maker's right to require payment of such Late Charge for past or future defaults. The Late Charge shall be in addition to all other rights and remedies available to Noteholder upon the occurrence of a default under the Loan Documents.

         5. Default Interest. Upon the occurrence of (a) an Event of Default (as defined in the Loan Agreement) or (b) maturity of this Note, interest shall accrue hereunder at an annual rate (the "Default Rate") equal to the lesser of
(i) eighteen percent (18%) and (ii) the maximum rate allowed by law. The Default Rate shall accrue on the entire outstanding balance hereof, including, without limitation, delinquent interest and any and all costs and expenses incurred by Noteholder in connection therewith.

         6. Security. This Note is made pursuant to a Loan Agreement of even date herewith (the "Loan Agreement") and secured by, among other things, a Deed of Trust, Security Agreement and Financing Statement (hereinafter called the "Deed of Trust") of even date herewith in favor of Lawrence C. Petrowski, a Member of the Bar of the State of Arizona, as Trustee for the benefit of Jackson National Life Insurance Company evidencing a lien on certain real property in Pinal County, Arizona, described therein, and evidencing a security interest in certain personal property, fixtures and equipment described therein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         7. Event of Default. Upon the failure to pay any installment of principal and/or interest due on this Note as above promised or upon the occurrence of an Event of Default, Noteholder shall have the option of declaring the indebtedness evidenced hereby to be immediately due and payable ("the Loan Acceleration"). After Loan Acceleration, Noteholder shall have the option of applying any payments received to principal or interest or any other costs due pursuant to the terms of this Note or the Loan Documents.

         8. Prepayment. No prepayment of the principal balance of the Note is allowed during the first one hundred twenty (120) months of the Loan. Thereafter, prepayment is permitted at any time, in full but not in part, upon thirty (30) days' written notice, with payment to Lender of a yield maintenance premium ("Premium") equal to (i) the greater of 1% of the outstanding principal balance at the time of prepayment or (ii) the present value on the date of prepayment of all future principal and interest payments beginning with the payment due on the second month following the pay-off date, including any balloon payments assuming payment in accordance with the repayment terms of the Note less the current outstanding principal balance of the Loan. The interest rate used in calculating the present value shall be the Treasury Rate, as defined herein, plus 25 basis points, then divided by twelve. "Treasury Rate" shall be the yield as reported by Bloomberg L.P. of U.S. Government Treasury Securities having a maturity date which is the same as the Maturity Date of the Loan three (3) business days prior to the prepayment of the Loan ("Index"). If for any reason such index is not published, the Treasury Rate shall be based on the yields reported in another publication of comparable reliability and institutional acceptance as selected by the Lender in its sole discretion which most closely approximates yields in percent per annum of selected U.S. Treasury securities of varying maturities. If no Treasury Constant Maturities are published for the specific length of time to the Maturity Date, the index to be utilized shall be the weighted average of the Treasury Constant Maturities published for the two periods most nearly corresponding to the Maturity Date. No Premium shall apply to a payment in full during the last ninety (90) days of the Loan term or due to taking through condemnation or a casualty where Lender applies proceeds to pay down the Loan. No involuntary partial prepayment shall suspend or reduce any required installment payments. If the Loan has been accelerated, and Borrower wishes to pay the Loan in full, the payment tendered must include either (i) the applicable prepayment premium, if the payment is tendered during a period when prepayment is permitted under the Note, or (ii) the greater of such prepayment premium or 10% of the principal amount owed on the date of default, if the payment is tendered during a period when prepayment is prohibited under the Note.

         9. Limitation on Personal Liability. Anything contained herein to the contrary notwithstanding, it is expressly understood and agreed that nothing herein shall be construed as creating any personal liability on Maker (or, if Maker is a partnership, any of its general partners) to pay any amount due under this Note or any other Loan Document except that Maker (and, if Maker is a partnership, its general partners) shall be liable for and shall indemnify and defend Noteholder against, and hold Noteholder harmless from and against Noteholder's costs, expenses (including reasonable attorney's fees), losses and damages caused by or related to any of the following "Recourse Events"
committed, permitted or omitted by Maker, its agents, employees and/or contractors: (i) waste to or of the Project or a failure to maintain the Project as a first class manufactured housing community; (ii) fraud or material misrepresentation by Maker; (iii) failure to pay, or to make sufficient payments into the Escrow Account pursuant to Section 3.1 of the Loan Agreement to pay insurance premiums, taxes, assessments, ground rent or any other lienable impositions as required under the Loan Documents; (iv) misapplication of tenant security deposits, insurance proceeds or condemnation proceeds; (v) failure while in monetary default to pay to Noteholder all rents, income and profits of and from the Project, net of reasonable and customary operating expenses; (vi) breach of or failure to perform under the environmental representations, warranties, covenants or indemnifications described in Section 3.19 of the Loan Agreement and further agreed to the Environmental Indemnity Agreement; (vii) destruction or removal of fixtures or personal property securing this Note from the Project, unless replaced by items of equal value; (viii) Intentionally Deleted; (ix) failure of the Project to comply with the Americans with Disabilities Act of 1990, as amended, the Fair Housing Act of 1988, as amended, or any other similar Building Laws after any Governmental Authority has notified Maker, its agents, employees and/or contractors of such non-compliance; (x) failure to pay to Noteholder any rent, income or profits which have been prepaid more than thirty (30) days in advance if such advance payments exceed 10% of the total annual rental income; (xi) willful or grossly negligent violation of applicable law; and (xii) failure of Maker to pay all amounts payable under the
Note in full, together with reasonable attorney fees, if Maker transfers or encumbers the Project in contravention of the Loan Documents, or (xiii) if Maker files a voluntary petition under Chapter 11 of the Bankruptcy Code prior to the one-year anniversary of the transfer of title to the Project to Noteholder by foreclosure of deed or other conveyance in lieu of foreclosure or otherwise.

Nothing set forth herein shall restrict or impede any other right or remedy of Noteholder upon the occurrence of an Event of Default.

         10. Non-Usurious Loan. It is the intent of Noteholder and Maker in this Note and the other Loan Documents now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Noteholder and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith including but not limited to the Loan Documents, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, or interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law. Neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note, the Loan Documents and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Noteholder expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note is accelerated for any reason or if the principal of this
Note is paid prior to the Maturity Date, and as a result thereof the interest received for the actual period of existence of this Note exceeds the applicable maximum lawful rate, Noteholder shall, at its option, either refund the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Noteholder collects monies which are deemed to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of Noteholder, be either immediately returned or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note Maker acknowledges that it believes this Note and all interest and fees paid in connection with the loan represented by this Note, to be non-usurious. Maker agrees that if, at any time, Maker should believe that this Note or the loan represented by this Note is in fact usurious, Maker will give Noteholder notice of such condition and Maker agrees that Noteholder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such condition exists. The term "applicable law" as used in this Note shall mean the laws of the State of Arizona or the laws of the United States, whichever allows the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

         11. Noteholder's Attorney Fees. Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, or if the lien or priority of the lien represented by the Deed of Trust or the other Loan Documents is the subject of any court proceeding, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to

Noteholder in addition to the principal and interest due and payable hereon reasonable attorney and collection fees including those incurred by Noteholder for any appeal.

         12. Maker's Waivers. Maker and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, notice of acceleration, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

         13. Payment of Taxes and Fees. Maker agrees to pay the cost of any revenue, tax or other documentary fee or stamps now or hereafter required by law to be affixed to this Note or the Deed of Trust.

         14. Governing Law. This Note and the rights, duties and liabilities of the parties hereunder and/or arising from or relating in any way to the indebtedness evidenced by this Note or the transaction of which such indebtedness is a part shall be governed and construed for all purposes by the law of the State of Arizona.

         15. WAIVER OF TRIAL BY JURY. MAKER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THE LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF NOTEHOLDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

         IN WITNESS WHEREOF, Maker has caused this Note to be duly executed as of the day and year first above written.

                                    MAKER:

                                    CAX RANCHO MIRAGE, L.L.C.,
                                    a Delaware limited liability company

                                    By:  Commercial Assets, Inc.,
                                         a Delaware corporation, its Sole Member

                                         By:  /s/David M. Becker
                                             -------------------------
                                               David M. Becker
                                               Chief Financial Officer

                                    (Taxpayer ID Number) 84-1500766

STATE OF COLORADO                      )
                                       ) ss.
COUNTY OF DENVER                       )

         The foregoing instrument was acknowledged before me this 19th day of January, 2000 by David M. Becker, as the Chief Financial Officer of Commercial Assets, Inc., a Delaware corporation, the Sole Member of CAX RANCHO MIRAGE, L.L.C., a Delaware limited liability company.


                                                 /s/ Lorri Owen
                                  ----------------------------------------------
                                  Notary Public in and for said County and State

My Commission Expires:

07/02/2001




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